UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 14, 2007

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the election of eight directors of Hewlett-Packard Company (“HP”) at its annual meeting of stockholders, the Board of Directors of HP approved an amendment to Section 3.2 of Article III of HP’s Bylaws decreasing the number of directors from nine (9) to eight (8) effective as of March 14, 2007.

The amended and restated Bylaws of HP reflecting this amendment are filed as Exhibit 99.1 to this report.

Item 8.01.  Other Events.

On March 15, 2007, the Board of Directors of HP authorized an additional $8.0 billion for future repurchases of its outstanding shares of common stock. HP intends to use the additional authorization to repurchase its shares from time to time to offset the dilution created by shares issued under employee stock plans and to repurchase shares opportunistically as a means of returning cash to its stockholders. During its fiscal quarter ended January 31, 2007, HP repurchased approximately $2.3 billion worth of its shares in open market repurchase transactions and received an additional $431 million worth of its shares under its prepaid variable share purchase program. As of January 31, 2007, HP had $3.3 billion of repurchase authorization remaining under the $6.0 billion repurchase authorization approved in August 2006.

Also on March 15, 2007, the Board of Directors of HP elected Michael J. Holston, HP’s Executive Vice President and General Counsel, to the additional office of Secretary of HP effective immediately.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Bylaws of Hewlett-Packard Company, as amended and restated (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: March 16, 2007	By:	/s/ CHARLES N. CHARNAS
	Name:	Charles N. Charnas
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Bylaws of Hewlett-Packard Company, as amended and restated (filed herewith).